UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
COGDELL SPENCER INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
On May 4, 2011, Cogdell Spencer Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at the Renaissance Charlotte SouthPark Hotel, Queen Victoria room, located at 5501 Carnegie Boulevard, Charlotte, North Carolina 28209. The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.
Proposal 1. The election of seven members to the board of directors, each to serve until the 2012 annual meeting of stockholders and until his successor is duly elected and qualifies.

			Broker
	Votes For	Votes Withheld	Non-votes

Raymond W. Braun	38,090,984	1,447,002	4,875,438
John R. Georgius	36,729,275	2,808,711	4,875,438
Richard B. Jennings	38,211,924	1,326,062	4,875,438
Christopher E. Lee	35,210,118	4,327,868	4,875,438
David J. Lubar	37,919,910	1,618,076	4,875,438
Richard C. Neugent	37,797,990	1,739,996	4,875,438
Randolph D. Smoak, Jr., M.D.	36,547,852	2,990,134	4,875,438
Proposal 2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-votes

43,043,009	1,364,515	5,900	—
Proposal 3. The approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, as disclosed in the Company’s 2011 Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes

33,094,779	6,399,884	43,323	4,875,438
Proposal 4. The approval, in a non-binding advisory vote, of the frequency of holding future non-binding advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-votes

35,898,591	450,371	3,053,892	135,132	4,875,438
In light of the Company’s stockholders’ vote on Proposal 4, the board of directors has determined that the Company will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
Charles M. Handy
Chief Financial Officer

Dated: May 10, 2011